Exhibit 5.2

[Letterhead of Richards, Layton & Finger, P.A.]

February 3, 2005

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Alliance Laundry Systems LLC, Alliance Laundry Holdings LLC and Alliance Laundry Corporation

Ladies and Gentlemen:

We have acted as special Delaware counsel for Alliance Laundry Systems LLC, a Delaware limited liability company (“Alliance Systems”), Alliance Laundry Holdings LLC (formerly known as Raytheon Commercial Laundry LLC), a Delaware limited liability company (“Alliance Holdings”), and Alliance Laundry Corporation, a Delaware corporation (“Alliance Corporation”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies of the following:

(a) The Certificate of Formation of Alliance Systems, dated as of March 25, 1998, as filed in the office of the Secretary of State on March 26, 1998, as amended by the Certificate of Amendment thereto, dated February 26, 1999, as filed in the office of the Secretary of State on February 26, 1999 (as amended, the “Alliance Systems LLC Certificate”);

(b) The Second Amended and Restated Limited Liability Company Agreement of Alliance Systems, dated as of January 27, 2005 (the “Alliance Systems LLC Agreement”), entered into by Alliance Holdings, as the sole member;

(c) The written consent of the sole member of Alliance Systems, dated as of January 27, 2005 (the “Alliance Systems Consent”);

To Each of the Persons Listed

on Schedule A Attached Hereto

February 3, 2005

(d) The Certificate of Formation of Alliance Holdings, dated as of August 21, 1997, as filed in the office of the Secretary of State on August 22, 1997, as amended and restated by the Amended and Restated Certificate of Formation of Alliance Holdings, dated May 5, 1998, as filed in the office of the Secretary of State on May 5, 1998, as amended by the Certificate of Amendment thereto, dated February 26, 1999, as filed in the office of the Secretary of State on February 26, 1999 (as amended, the “Alliance Holdings LLC Certificate”);

(e) The Second Amended and Restated Limited Liability Company Agreement of Alliance Holdings, dated as of January 27, 2005 (the “Alliance Holdings LLC Agreement”), entered into by ALH Holding Inc., as the sole member, and by Alliance Holdings;

(f) The Certificate of Incorporation of Alliance Corporation, dated April 28, 1998, as filed in the office of the Secretary of State on April 28, 1998, as amended by the Certificate of Change of Registered Agent and Registered Office of Alliance Corporation, dated February 12, 1999, as filed in the office of the Secretary of State on February 26, 1999, as amended by the Certificate of Merger of Alliance Corporation, dated as of January 27, 2005, as filed in the office of the Secretary of State on January 27, 2005, (as amended, the “Alliance Corporation Certificate”);

(g) The Bylaws of Alliance Corporation as in effect on the date hereof (the “Alliance Corporation Bylaws”);

(h) A certificate of an officer of Alliance Corporation, dated of even date herewith, as to certain matters;

(i) The unanimous written consent of the board of directors of Alliance Corporation, dated as of January 27, 2005 (the “Alliance Corporation Consent”);

(j) The Registration Statement (the “Registration Statement”) on Form S-4, including a prospectus (the “Prospectus”), filed by Alliance Systems and Alliance Corporation with the Securities and Exchange Commission (the “SEC”) on February 3, 2005;

(k) The Indenture, dated as of January 27, 2005 (the “Indenture”), among ALH Finance LLC, ALH Finance Corporation and The Bank of New York;

(l) The Supplemental Indenture, dated as of January 27, 2005 (the “Supplemental Indenture”), among Alliance Systems, Alliance Holdings, Alliance Corporation and The Bank of New York;

To Each of the Persons Listed

on Schedule A Attached Hereto

February 3, 2005

(m) The form of Exchange Notes (as defined in the Indenture) (the “Exchange Notes”);

(n) A Certificate of Good Standing for Alliance Systems, dated February 3, 2005, obtained from the Secretary of State;

(o) A Certificate of Good Standing for Alliance Holdings, dated February 3, 2005, obtained from the Secretary of State; and

(p) A Certificate of Good Standing for Alliance Corporation, dated February 3, 2005, obtained from the Secretary of State.

Alliance Systems, Alliance Holdings and Alliance Corporation are hereinafter collectively referred to as the “Companies.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (p) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (p) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) except to the extent provided in paragraphs 1, 4 and 7 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) except to the extent provided in paragraphs 2, 5 and 8 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) except to the extent provided in paragraphs 3, 6 and 9 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) that any amendment or restatement of any document

To Each of the Persons Listed

on Schedule A Attached Hereto

February 3, 2005

reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (v) that Section 203 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) is not applicable to Alliance Corporation pursuant to subsection (b)(4) thereof, (vi) that the execution and delivery by Alliance Corporation of the Supplemental Indenture and the Exchange Notes, and the performance by Alliance Corporation of its obligations under the Supplemental Indenture, the Exchange Notes and the Indenture, are necessary or convenient to the conduct, promotion or attainment of the business of Alliance Corporation, (vii) that the Alliance Systems LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, Alliance Systems LLC, and that the Alliance Systems LLC Agreement, the Alliance Systems LLC Certificate and the Alliance Systems Consent are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (viii) that the Alliance Holdings LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, Alliance Holdings LLC, and that the Alliance Holdings LLC Agreement and the Alliance Holdings LLC Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (ix) that the Alliance Corporation Certificate and the Alliance Corporation Bylaws constitute the certificate of incorporation and by-laws, respectively, of Alliance Corporation as presently in effect, (x) that there are no proceedings, pending or contemplated, for the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Companies, and no steps have been or are being taken to appoint an administrator, receiver, liquidator or analogous person or body to wind up or dissolve any of the Companies, and (xi) that the Alliance Corporation Consent was duly adopted by the board of directors of Alliance Corporation and has not been modified, amended or revoked and is in full force and effect on the date hereof, and has been duly filed with the minutes of proceedings of the board of directors of Alliance Corporation. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law and federal securities laws) and rules and regulations relating thereto, or the rules and regulations of stock exchanges or of any other regulatory body. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any

To Each of the Persons Listed

on Schedule A Attached Hereto

February 3, 2005

security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Alliance Systems is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2. Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”) and the Alliance Systems LLC Agreement, Alliance Systems has all necessary limited liability company power and authority to execute and deliver the Supplemental Indenture and the Exchange Notes, to perform its obligations thereunder, and to perform its obligations under the Indenture.

3. Under the LLC Act, the Alliance Systems LLC Agreement and the Alliance Systems Consent, the execution and delivery by Alliance Systems of the Supplemental Indenture and the Exchange Notes, the performance by Alliance Systems of its obligations thereunder, and the performance by Alliance Systems of its obligations under the Indenture, have been duly authorized by all necessary limited liability company action on the part of Alliance Systems.

4. Alliance Holdings is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

5. Under the LLC Act and the Alliance Holdings LLC Agreement, Alliance Holdings has all necessary limited liability company power and authority to execute and deliver the Supplemental Indenture, to perform its obligations thereunder, and to perform its obligations under the Indenture.

6. Under the LLC Act and the Alliance Holdings LLC Agreement, the execution and delivery by Alliance Holdings of the Supplemental Indenture, the performance by Alliance Holdings of its obligations thereunder, and the performance by Alliance Holdings of its obligations under the Indenture, have been duly authorized by all necessary limited liability company action on the part of Alliance Holdings.

7. Alliance Corporation is validly existing in good standing as a corporation under the laws of the State of Delaware.

To Each of the Persons Listed

on Schedule A Attached Hereto

February 3, 2005

8. Under the General Corporation Law, the Alliance Corporation Certificate and the Alliance Corporation Bylaws, Alliance Corporation has all necessary corporate power and authority to execute and deliver the Supplemental Indenture and the Exchange Notes, to perform its obligations thereunder, and to perform its obligations under the Indenture.

9. Under the General Corporation Law, the Alliance Corporation Certificate, the Alliance Corporation Bylaws and the Alliance Corporation Consent, the execution and delivery by Alliance Corporation of the Supplemental Indenture and the Exchange Notes, the performance by Alliance Corporation of its obligations thereunder, and the performance by Alliance Corporation of its obligations under the Indenture, have been duly authorized by all necessary corporate action on the part of Alliance Corporation.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Indenture, the Supplemental Indenture and the Exchange Notes. We also understand that Debevoise & Plimpton LLP will rely as to matters of Delaware law upon this opinion in connection with the rendering of its opinion of even date herewith concerning the Companies. In connection with the foregoing, we hereby consent to your and Debevoise & Plimpton LLP’s relying as to matters of Delaware law upon this opinion. We further consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richard, Layton & Finger, P.A.

SCHEDULE A

Alliance Laundry Systems LLC

Alliance Laundry Holdings LLC

Alliance Laundry Corporation